UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 17, 2017, Jerry Hug resigned as CEO and a director of SITO Mobile, Ltd. (the “Company”). Also effective February 17, 2017, Richard O’Connell, Jr. was appointed to serve as Interim CEO. Mr. O’Connell has been a member of the Company’s Board of Directors since February 2016.

From 2010 to May 2016, Mr. O’Connell served as the Chief Financial Officer and Chief Credit Officer of Emergent Capital, Inc., a NYSE-listed specialty-finance business that primarily invests in life settlements. From 2006 until 2009, Mr. O’Connell served as the Chief Financial Officer of RapidAdvance, LLC, and from 2002 until 2005 he served as the Chief Operating Officer of Insurent Agency Corporation. From 2000 until 2001, Mr. O'Connell acted as Securitization Consultant to the Industrial Bank of Japan, and from 1999 until 2000, he served as President of Telomere Capital, LLC. From 1988 until 1998, Mr. O’Connell served in various senior capacities at Enhance Financial Services and its subsidiary, Singer Asset Finance Company, including President and Chief Operating Officer of Singer Asset Finance and Senior Vice President and Treasurer of Enhance Financial Services. Mr. O’Connell received a B.A. from Franklin and Marshall College and an M.B.A. from Rutgers University Graduate School of Management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.

Date: February 17, 2017	By: /s/ Kurt Streams
Name: Kurt Streams Title: COO & CFO

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